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                                                                     Exhibit 5.1


                                Winston & Strawn
                              35 West Wacker Drive
                            Chicago, Illinois 60601





                               September 7, 1995



FMC Corporation
200 East Randolph Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

          We have acted as special counsel to FMC Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"), of the following securities with an aggregate initial offering price of up to $500,000,000 (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company): (i) shares of the Company's Common Stock, $.10 par value per share ("Common Stock"); (ii) whole or fractional shares of the Company's Preferred Stock, no par value (collectively, "Preferred Stock"); (iii) Preferred Stock represented by depository shares ("Depository Shares"); (iv) the Company's debt securities (the "Debt Securities"), which may be issued under the Senior Debt Indenture, between the Company and Harris Trust and Savings Bank, as trustee (the "Senior Indenture"), or the Subordinated Debt Indenture, between the Company and Harris Trust and Savings Bank, as trustee (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"); (v) warrants to purchase Common Stock (the "Common Stock Warrants"); (vi) warrants to purchase Preferred Stock ("Preferred Stock Warrants"); and (vii) warrants to purchase Debt Securities ("Debt Warrants" and collectively with the Common Stock Warrants and the Preferred Stock Warrants, the "Warrants"). The Common Stock, Preferred Stock, Depository Shares, Debt Securities and the Warrants are collectively referred to herein as the "Offered Securities." We do not express any opinion herein as to the issuance of Debt Securities under any indenture other than the
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FMC Corporation
September 7, 1995
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Indentures.  Pursuant to Rule 429 under the Act, the prospectus included in the
Registration Statement also relates to $50,000,000 aggregate principal amount of Debt Securities registered under Registration Statement No. 33-45648 (the "Prior Registration Statement"). This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement filed with the Commission on September 7, 1995 under the Act; (ii) the Prior Registration Statement; (iii) the form of each of the Indentures proposed to be entered into by the Company and the trustees thereunder; (iv) the form of underwriting agreement (the "Debt Underwriting Agreement") proposed to be entered into by the Company and one or more underwriters to be named therein in connection with any firm commitment underwritten offering of Debt Securities or Warrants; (v) the form of underwriting agreement (the "Equity Underwriting Agreement" and, together with the Debt Underwriting Agreement, the "Underwriting Agreements") proposed to be entered into by the Company and one or more underwriters in connection with any firm commitment underwritten offering of Common Stock, Preferred Stock, Depository Shares or Warrants; (vi) the Certificate of Incorporation of the Company as in effect on the date hereof;
(vii) the By-laws of the Company as in effect on the date hereof; and (viii) resolutions adopted by the Board of Directors of the Company authorizing each of the form of the Indentures, the form of Underwriting Agreements, the issuance and sale of the Offered Securities and the proper officers and committee of the Board of Directors of the Company designated to determine the final form and terms of the Offered Securities (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties have the
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FMC Corporation
September 7, 1995
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power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar in the States of Illinois and New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. When (i) the Registration Statement shall have become effective under the Act, (ii) the Blue Sky or securities laws of certain states shall have been complied with, (iii) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the Debt Underwriting Agreement with respect to the Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Indenture relating to the Debt Securities shall have been executed and delivered by the Company and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended,
(v) the terms of the Debt Securities and of their issuance shall have been duly established as contemplated by the Board Resolutions in conformity with the Indenture relating to the Debt Securities so as not to violate any applicable law or the Certificate of Incorporation or By-laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Debt Securities shall have been (A) duly authorized, executed, authenticated and delivered against payment therefor in accordance with the related Indenture and Debt Underwriting Agreement, if any, or any other applicable duly authorized, executed and delivered purchase agreement or (B) issued upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for Debt Securities or upon exercise of Debt Warrants, and the Company shall have received any additional consideration which is payable upon such conversion,
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FMC Corporation
September 7, 1995
Page 4



exchange or exercise, the Debt Securities shall constitute binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding of law or in equity), and except that enforcement thereof may also be limited by (x) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payment outside the United States.

          2. When (i) the Registration Statement shall have become effective under the Act, (ii) the Blue Sky or securities laws of certain states shall have been complied with, (iii) if the Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the Equity Underwriting Agreement with respect to such Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Preferred Stock, (v) the filing of the applicable Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, (vi) the terms of the Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation, including the Certificate of Designation relating to the Preferred Stock, and the By-laws of the Company so as not to violate any applicable law or the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) certificates representing the shares of the Preferred Sock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, and (viii) the Preferred Stock shall have been (A) authorized, issued and sold in accordance with the related Equity Underwriting Agreement or any other applicable duly authorized, executed and delivered purchase agreement and the
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FMC Corporation
September 7, 1995
Page 5



Company shall have received consideration therefor or (B) issued upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for shares of Preferred Stock or upon exercise of Preferred Stock Warrants and the Company shall have received any additional consideration which is payable upon such conversion, exchange or exercise, the Preferred Stock will be validly issued, fully paid and nonassessable.

          3.   When (i) the Registration Statement shall have become effective,
(ii) the Blue Sky or securities laws of certain states shall have been complied with, (iii) if the Depository Shares are to be sold pursuant to a firm commitment underwritten offering, the Equity Underwriting Agreement with respect to the Depository Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Depository Shares and related matters, including the adoption of the Certificate of Designation for the related Preferred Stock, (v) the filing of the applicable Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, (vi) a deposit agreement relating to the Depository Shares (the "Depository Agreement") in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein as contemplated by the Board Resolution has been duly executed and delivered by the Company and a depository, (vii) the terms of the Depository Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (viii) the related Preferred Stock which is represented by the Depository Shares has been duly authorized, validly issued and delivered to the applicable depository for deposit in accordance with the laws of the State of Delaware and any other applicable jurisdiction, and (ix) the receipts evidencing the Depository Shares (the "Receipts") are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.
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FMC Corporation
September 7, 1995
Page 6




          4. When (i) the Registration Statement shall have become effective under the Act, (ii) the Blue Sky or securities laws of certain states shall have been complied with, (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the Equity Underwriting Agreement with respect to such Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) certificates representing the shares of the Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters, (vi) the terms of the issuance of the Common Stock have been duly established as contemplated by the Board Resolutions in conformity with the Company's Certificate of Incorporation and By-laws so as not to violate any applicable law or the Certificate of Incorporation or By-laws of the Company or results in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vii) the Common Stock shall have been (A) authorized, issued and sold in accordance with the related Equity Underwriting Agreement or any other applicable duly authorized, executed and delivered purchase agreement and the Company shall have received consideration therefor, provided that the amount of such consideration shall not be less than the par value thereof, or (B) issued upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for shares of Common Stock or upon exercise of Common Stock Warrants, and the Company shall have received any additional consideration which is payable upon such conversion or exchange, the Common Stock shall be validly issued, fully paid and nonassessable.

          5. When (i) the Registration Statement has become effective under the Act, (ii) the Blue Sky or securities laws of certain states shall have been complied with, (iii) if the Warrants are to be sold pursuant to a firm commitment underwritten offering, the Underwriting Agreement with respect to such Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the warrant agreement relating to the Warrants (the "Warrant Agreement") in the form to be filed as an exhibit to the Registration Statement, any amendment thereto or any document incorporated by reference therein has been duly authorized, executed and delivered by the Company and the other
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FMC Corporation
September 7, 1995
Page 7



parties thereto, (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law, the Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Warrants have been duly executed, delivered and countersigned, in accordance with the Warrant Agreement relating to such Warrants, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated by the related Underwriting Agreement or any other duly authorized executed and delivered purchase agreement and the Company shall have received consideration therefor, any such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding of law or in equity).

          To the extent that the obligations of the Company under a Deposit Agreement relating to the Depository Shares or under an Indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depository or trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable Deposit Agreement or Indenture, as the case may be, (ii) that such Deposit Agreement or Indenture, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depository or trustee, as the case may be, enforceable in accordance with its respective terms, (iii) that such depository or trustee, as the case may be, is in compliance, generally and with respect to acting as a depository or trustee, respectively, under the applicable Deposit Agreement or Indenture, with all applicable laws and regulations, and (iv) that such depository or trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Deposit Agreement or Indenture, as the case may be.
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FMC Corporation
September 7, 1995
Page 8



          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                       Very truly yours,


                                       Winston & Strawn